SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2006

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	98-0202944 (I.R.S. Employer Identification No.)
789 West Pender Street, Suite 1205 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 1H2 (Zip Code)
Registrant’s telephone number, including area code	604-646-6903

Commission File Number: 000-30258

_________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are pleased to report that the rig is now on location at the drill site of the Boyne Lake Prospect and that drilling is expected to commence. The drilling is expected to take approximately 7-10 days, barring any unforeseen issues. The seismic program on this prospect was comprised of three seismic lines for a total of 8.6 kilometres. The lines tie in the neighbor's successfully tested well (3.4 million cubic feet of gas per day absolute open flow) three quarters of a mile northwest of the property and in addition also incorporate parts of two neighboring sections along with the Boyne Prospects owned section.  This prospect is approximately 45 miles away from Athabasca, Alberta.

In other news, a final decision regarding an oil sands venture in Alberta, Canada, is expected next week.

We have also initiated the process of listing our shares on the Frankfurt Stock Exchange.  The process is expected to be completed within 2-6 six weeks.  There are a large amount of junior resources companies that have listed on the Frankfurt Exchange which have received positive substantial exposure from the listing.

Bernard McDougall, our president stated, "Finally things are starting to come together for MSEV.  We are about to start drilling for the first time in months and we are looking at entering into an Alberta Oil Sands venture.  Couple these exciting events with our upcoming Frankfurt listing and it is clear that the MSEV is turning the corner in terms of achieving our goal of becoming a mid-range oil and gas company.  Considering our market cap is still barely over $15 million and other OTC stocks with exposure the Alberta Oil Sands have much larger market caps, we feel MSEV has a very bright future.”

We are an emerging oil and gas company with both oil and gas producing properties. Our goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have multiple independent sources of oil and/or gas revenue from production in Canada and Texas.  We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization, including the oil sands of Canada.

If you have any questions, please call us at (604) 646-6903. If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         February 23, 2006